Exhibit 99.1 Sealed Air Corporation 2415 Cascade Pointe Blvd. Charlotte, NC 28208

For release: May 1, 2019

Sealed Air Reports First Quarter Results
Solid Q1, Reinvent SEE on track, Reconfirms guidance, APS acquisition

●	Net Earnings per diluted share of $0.41; Adjusted EPS increased 16% to $0.59

●	Net Earnings of $64 million; Adjusted EBITDA increased 5% to $216 million

●	Net Sales of $1.1 billion declined 2% as reported and increased 3% in constant dollar

●	Reconfirms 2019 full year outlook

●	Separately announced Automated Packaging Systems acquisition

CHARLOTTE, N.C., May 1, 2019 – Sealed Air Corporation (NYSE: SEE) today announced financial results for the first quarter 2019.
"Our solid performance in the first quarter reflects strong execution of our Reinvent SEE strategy, designed to drive growth and earnings power. Adjusted EPS increased 16% on higher EBITDA and share repurchases. Adjusted EBITDA increased 10% in constant dollars and margin was up 130 basis points to over 19%, as a result of our efforts to improve productivity," said Ted Doheny, Sealed Air's President and CEO.
"We are focusing on our 4P'SSM of Reinvent SEETM - Performance, People, Products, Processes and Sustainability, as the foundation of everything we do. In addition, our acquisition of Automated Packaging Systems, which we announced earlier today, expands the breadth of our automation solutions and sustainability offerings and provides access to growth opportunities."
Unless otherwise stated, all results compare first quarter 2019 results to first quarter 2018 results from continuing operations. Year-over-year financial discussions present operating results from continuing operations as reported, on an organic basis and on a constant dollar basis. Organic refers to changes in unit volume and price performance and excludes acquisition and divestiture activity and the impact of currency translation. Constant dollar refers to changes in unit volume, price performance and acquisition and divestiture activity and excludes the impact of currency translation. Additionally, non-U.S. GAAP adjusted financial measures, such as Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Adjusted Net Earnings, Adjusted Diluted Earnings Per Share ("Adjusted EPS") and Adjusted Tax Rate, exclude the impact of specified items ("Special Items"), such as restructuring charges, restructuring associated costs, gains and losses related to acquisition and divestiture of businesses, special tax items ("Tax Special Items") and certain other infrequent or one-time items. Please refer to the supplemental information included with this press release for a reconciliation of U.S. GAAP to Non-U.S. GAAP financial measures.
Business Highlights
In the first quarter, Sealed Air created profitable growth on a constant dollar basis against macro headwinds and a tough year over year comparable.
Food Care first quarter net sales of $680 million decreased 2% as reported. Currency fluctuations had a negative impact on Food Care net sales of 6%, or $40 million. On a constant dollar basis, net sales increased 3%, with favorable price of 3% and a 40 basis point increase in volume. Food Care delivered favorable volume trends across all regions with the exception of EMEA. Adjusted EBITDA increased 6% to $143 million, and margin expanded 170 basis points to 21%. Currency fluctuations had an $8 million unfavorable impact on Adjusted EBITDA. On a constant dollar basis, Adjusted EBITDA increased 12%. Adjusted EBITDA performance was driven by productivity and cost savings related to the Company’s Reinvent SEE initiatives and lower input costs, partially offset by higher operating costs.
Product Care first quarter net sales of $433 million decreased less than 1% as reported. Currency fluctuations had a negative impact on Product Care net sales of 3%, or $13 million. On a constant dollar basis, net sales increased 2%, including 6%, or $26 million, from acquisitions and 1% on favorable pricing. Volume declined 4% predominately in North America and APAC due to a tough year over year comparable and a more challenging industrial sector. Adjusted EBITDA was $75 million compared to $78 million in the first quarter 2018. Currency fluctuations had a $2 million unfavorable impact on Adjusted EBITDA. Adjusted EBITDA margin of 17% declined 70 basis points due to higher operating costs and lower volume, partially offset by productivity and cost savings related to the Company’s Reinvent SEE initiatives and lower input costs.
Sealed Air to Acquire Automated Packaging Systems
In a separate press release issued today, Sealed Air announced an agreement to acquire Automated Packaging Systems, Inc. (APS), a leading manufacturer of high-reliability, automated bagging systems, for a purchase price of $510 million on a cash and debt free basis. The acquisition is expected to close early in the third quarter of 2019. Upon the transaction closing, the Company plans to update its 2019 full year outlook on the second quarter earnings conference call tentatively scheduled for July 31, 2019.
First Quarter 2019 U.S. GAAP Summary
Net sales of $1.1 billion decreased 2% on an as reported basis. Currency had a negative impact on total net sales of 5%, or $53 million.
Net earnings on an as reported basis was $64 million, or $0.41 per diluted share, which was unfavorably impacted by $28 million of Special Items, primarily related to $24 million ($18 million, net of taxes) of restructuring charges and other associated costs. This compares to net loss in the first quarter 2018 of $208 million, or $1.25 per diluted share, which was unfavorably impacted by $293 million of Special Items, primarily composed of $290 million of tax expense for one-time tax on unrepatriated foreign earnings pursuant to the U.S. Tax Cuts and Jobs Act of 2017 ("TCJA").
The effective tax rate in the first quarter 2019 was 32.1%, compared to 283.3% in the first quarter 2018. The 2018 rate was negatively affected by $290 million of provisional tax expense related to TCJA.
First Quarter 2019 Non-U.S. GAAP Summary
Sealed Air generated profitable growth on a constant dollar basis despite macro headwinds and a tough year over year comparable. Net sales increased 3% in constant dollars reflecting favorable price impact of 2% and contribution from acquisitions of 2%, partially offset by a decline in volume of 1%. By region on a constant dollar basis, sales increased 3% in North America (inclusive of Mexico and Central America), 3% in Asia Pacific and 25% in South America. South America growth was driven by USD-based indexed pricing on essentially flat volume. EMEA declined 1% in constant dollars.
Adjusted EBITDA was $216 million, or 19% of net sales in the first quarter 2019 compared to $205 million, or 18% in 2018. Currency fluctuations had an unfavorable $10 million, or 5%, impact on Adjusted EBITDA in the first quarter 2019. The improvement in Adjusted EBITDA was primarily due to productivity and cost savings related to Reinvent SEE initiatives and lower input costs, partially offset by higher operating costs and a decline in volume.

Adjusted earnings per diluted share was $0.59 for the first quarter 2019 compared to $0.51 in the first quarter 2018. The Adjusted Tax Rate was 29.5% in the first quarter 2019, compared to 30.3% in the first quarter 2018.
Cash Flow and Net Debt
Cash flow provided by operating activities for the three months ended March 31, 2019 was an inflow of $65 million, compared to an outflow of $34 million for the three months ended March 31, 2018.
Capital expenditures were $49 million for the three months ended March 31, 2019. Free Cash Flow, defined as net cash provided by operating activities less capital expenditures was an inflow of $16 million in the three months ended March 31, 2019, compared to an outflow of $63 million, excluding $14 million in payments related to the sale of Diversey in the three months ended March 31, 2018.
During the three months ended March 31, 2019, the Company used cash in financing activities of $34 million, which includes share repurchases of $18 million or approximately 406,000 shares and cash dividends paid of $25 million.
Net Debt, defined as total debt less cash and cash equivalents, increased to $3.3 billion as of March 31, 2019 from $3.2 billion as of December 31, 2018.
Outlook for Full Year 2019
For the full year 2019, the Company reconfirms its previously provided outlook. Net Sales are expected to increase 2% as reported and 5% in constant dollars. The Company continues to expect currency to have an unfavorable impact of approximately $130 million on net sales. Adjusted EBITDA is expected to be in the range of $925 to $945 million. The Company continues to expect currency to have an unfavorable impact of approximately $25 million on Adjusted EBITDA. Adjusted EPS is expected to be in the range of $2.65 to $2.75, which is based on 156 million shares outstanding and an anticipated Adjusted Tax Rate of 26%. Free Cash Flow is expected to be approximately $250 million, assuming capital expenditures of approximately $200 million and cash restructuring payments of approximately $115 million.
Conference Call Information

Date:	Wednesday, May 1, 2019
Time:	10:00 a.m. (ET)
Webcast:	www.sealedair.com/investors
Conference Dial In:	(855) 472-5411 (domestic)
(330) 863-3389 (international)
Participant Code:	3499158

A supplemental presentation will be available on the Company’s website at www.sealedair.com/investors.

Conference Call Replay Information

Date:	Wednesday, May 1, 2019 at 1:00 p.m. (ET) through
Friday, May 31, 2019 at 1:00 p.m. (ET)
Webcast:	www.sealedair.com/investors
Conference Dial In:	(855) 859-2056 (domestic)
(404) 537-3406 (international)
Participant Code:	3499158
Business
Sealed Air partners with customers to solve their most critical packaging challenges with innovative solutions that leave our world, environment, and communities better than we found them. Our portfolio of widely recognized brands includes Cryovac® food packaging and Bubble Wrap® protective packaging which respectively enable a safer, more efficient food supply chain and protect valuable goods shipped around the world. Sealed Air generated $4.7 billion in sales in 2018 and has approximately 15,500 employees who serve customers in 123 countries. To learn more, visit www.sealedair.com.

Website Information
We routinely post important information for investors on our website, www.sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
Non-U.S. GAAP Information
In this press release and supplement, we have included several non-U.S. GAAP financial measures, including Net Debt, Adjusted Net Earnings and Adjusted EPS, net sales on an "organic" and a “constant dollar” basis, Free Cash Flow, Adjusted EBITDA and Adjusted Tax Rate, as our management believes these measures are useful to investors. We present results and guidance, adjusted to exclude the effects of Special Items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance. In addition, non-U.S. GAAP measures are used by management to review and analyze our operating performance and, along with other data, as internal measures for setting annual budgets and forecasts, assessing financial performance, providing guidance and comparing our financial performance with our peers and may also be used for purposes of determining incentive compensation. The non-U.S. GAAP information has limitations as an analytical tool and should not be considered in isolation from or as a substitute for U.S. GAAP information. It does not purport to represent any similarly titled U.S. GAAP information and is not an indicator of our performance under U.S. GAAP. Non-U.S. GAAP financial measures that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-U.S. GAAP measures. For a reconciliation of these U.S. GAAP measures to non-U.S. GAAP measures and other important information on our use of non-U.S. GAAP financial measures, see the attached supplementary information entitled “Condensed Consolidated Statements of Cash Flows” (under the section entitled “Non-U.S. GAAP Free Cash Flow”), “Reconciliation of Net Earnings and Net Earnings Per Common Share to Non-U.S. GAAP Adjusted Net Earnings and Non-U.S. GAAP Adjusted Net Earnings Per Common Share,” “Reconciliation of Net Earnings to Non-U.S. GAAP Total Company Adjusted EBITDA,” “Components of Change in Net Sales by Segment” and “Components of Change in Net Sales by Region.” Information reconciling forward-looking U.S. GAAP measures to non-U.S. GAAP measures is not available without unreasonable effort.
We have not provided guidance for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain Special Items, including restructuring charges, gains and losses related to acquisition and divestiture of businesses, the ultimate outcome of certain legal or tax proceedings, and other unusual gains and losses. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings.
The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, consumer preferences, the effects of animal and food-related health issues, pandemics, changes in energy costs, environmental matters, the success of our restructuring activities, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in our 2018 Annual Report on Form 10-K), regulatory actions and legal matters and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.

Sealed Air Corporation
Supplemental Information
Condensed Consolidated Statements of Operations(1)

	Three Months Ended March 31, (unaudited)
(In millions, except per share data)	2019	2018
Net sales	$1,112.7	$1,131.0
Cost of sales	747.5	757.0
Gross profit	365.2	374.0
Selling, general and administrative expenses	212.1	194.0
Amortization expense of intangible assets acquired	4.6	3.9
Restructuring charges	7.4	8.6
Operating profit	141.1	167.5
Interest expense, net	(44.9)	(42.0)
Foreign currency exchange loss due to highly inflationary economies	(0.8)	—
Other expense, net	(0.7)	(12.0)
Earnings before income tax provision	94.7	113.5
Income tax provision	30.4	321.5
Net earnings (loss) from continuing operations	64.3	(208.0)
(Loss) gain on sale of discontinued operations, net of tax	(6.8)	7.4
Net earnings (loss)	$57.5	$(200.6)
Basic:
Continuing operations	$0.41	$(1.25)
Discontinued operations	(0.04)	0.04
Net earnings (loss) per common share - basic	$0.37	$(1.21)
Diluted:
Continuing operations	$0.41	$(1.25)
Discontinued operations	(0.04)	0.04
Net earnings (loss) per common share - diluted	$0.37	$(1.21)
Dividends per common share	$0.16	$0.16
Weighted average number of common shares outstanding:
Basic	154.8	165.3
Diluted	155.4	165.3

(1)
The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Sealed Air Corporation
Supplemental Information
Condensed Consolidated Balance Sheets(1)

(In millions)	March 31, 2019 (unaudited)	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$236.0	$271.7
Trade receivables, net	464.0	473.4
Income tax receivables	46.7	58.4
Other receivables	82.7	81.3
Inventories, net	597.4	544.9
Current assets held for sale	0.6	0.6
Prepaid expenses and other current assets	127.8	124.5
Total current assets	1,555.2	1,554.8
Property and equipment, net	1,026.1	1,036.2
Goodwill	1,950.0	1,947.6
Identifiable intangible assets, net	103.3	101.7
Deferred taxes	166.4	170.5
Other non-current assets	354.0	239.4
Total assets	$5,155.0	$5,050.2
Liabilities and Stockholders' Deficit
Current liabilities:
Short-term borrowings	$251.7	$232.8
Current portion of long-term debt	31.2	4.9
Accounts payable	769.1	765.0
Accrued restructuring costs	36.1	33.5
Income tax payable	25.1	23.5
Other current liabilities	367.9	428.9
Total current liabilities	1,481.1	1,488.6
Long-term debt, less current portion	3,284.6	3,236.5
Deferred taxes	20.8	20.4
Other non-current liabilities	660.9	653.3
Total liabilities	5,447.4	5,398.8
Stockholders’ deficit:
Preferred stock	—	—
Common stock	23.2	23.2
Additional paid-in capital	2,047.8	2,049.6
Retained earnings	1,868.0	1,835.5
Common stock in treasury	(3,332.8)	(3,336.5)
Accumulated other comprehensive loss, net of taxes	(898.6)	(920.4)
Total stockholders’ deficit	(292.4)	(348.6)
Total liabilities and stockholders’ deficit	$5,155.0	$5,050.2

(1)
The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Calculation of Net Debt(1)

	March 31, 2019 (unaudited)	December 31, 2018
Short-term borrowings	$251.7	$232.8
Current portion of long-term debt	31.2	4.9
Long-term debt, less current portion	3,284.6	3,236.5
Total debt	3,567.5	3,474.2
Less: cash and cash equivalents	(236.0)	(271.7)
Net Debt	$3,331.5	$3,202.5

(1)
The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Sealed Air Corporation
Supplemental Information
Condensed Consolidated Statements of Cash Flows(1)

	Three Months Ended March 31, (unaudited)
(In millions)	2019	2018
Net earnings (loss)	$57.5	$(200.6)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities(2)	78.0	81.1
Changes in operating assets and liabilities:
Trade receivables, net	18.2	3.8
Inventories, net	(54.0)	(50.6)
Accounts payable	5.1	7.3
Income tax receivable/payable	12.9	59.8
Other assets and liabilities	(52.6)	65.5
Net cash provided by (used in) operating activities	$65.1	$(33.7)
Cash flows from investing activities:
Capital expenditures	(49.4)	(43.4)
Proceeds, net from sale of business and property and equipment	0.2	8.1
Business acquired, net of cash acquired	(1.2)	0.9
Impact of sale of Diversey	(3.3)	—
Settlement of foreign currency forward contracts	(3.5)	1.0
Other investing activities	—	(2.6)
Net cash used in investing activities	$(57.2)	$(36.0)
Cash flows from financing activities:
Changes in short term borrowings	19.0	129.6
Dividends paid on common stock	(25.0)	(27.8)
Impact of tax withholding on share-based compensation	(10.3)	(6.3)
Repurchases of common stock	(17.7)	(311.7)
Net cash used in financing activities	$(34.0)	$(216.2)
Effect of foreign currency exchange rate changes on cash and cash equivalents	$(9.6)	$18.8
Cash and cash equivalents	271.7	594.0
Balance, beginning of period	$271.7	$594.0
Net change during the period	$(35.7)	$(267.1)
Cash and cash equivalents	236.0	326.9
Balance, end of period	$236.0	$326.9

Non-U.S. GAAP Free Cash Flow:
Cash flow from operating activities	$65.1	$(33.7)
Capital expenditures for property and equipment	(49.4)	(43.4)
Free Cash Flow	$15.7	$(77.1)

Supplemental Cash Flow Information:
Interest payments, net of amounts capitalized	$43.0	$37.6
Income tax payments, net of cash refunds	$12.7	$19.3
Payments related to the sale of Diversey	$—	$14.3
Restructuring payments including associated costs	$24.7	$2.8
Non-cash items:
Transfers of shares of common stock from treasury for 2018 and 2017 profit-sharing contributions	$21.9	$20.7

(1)
The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)
2019 adjustments primarily consists of depreciation and amortization of $33 million, share based compensation expense of $8 million, loss on sale of business of $7 million, and profit sharing expense of $6 million. 2018 adjustments primarily consists of $57 million of deferred taxes, depreciation and amortization of $33 million, share-based compensation expense of $6 million and profit sharing expense of $5 million.

Sealed Air Corporation
Supplemental Information(1)
Reconciliation of Net Earnings and Net Earnings Per Common Share to Non-U.S. GAAP Adjusted
Net Earnings and Non-U.S. GAAP Adjusted Net Earnings Per Common Share
(Unaudited)

	Three Months Ended March 31,
	2019		2018
(In millions, except per share data)	Net Earnings	Diluted EPS	Net Earnings (Loss)	Diluted EPS
U.S. GAAP net earnings (loss) and diluted EPS from continuing operations(2)	$64.3	$0.41	$(208.0)	$(1.25)
Special Items(3)	27.9	0.18	293.4	1.76
Non-U.S. GAAP adjusted net earnings and adjusted diluted EPS from continuing operations	$92.2	$0.59	$85.4	$0.51
Weighted average number of common shares outstanding - Diluted		155.4		165.3

(1)
The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)	Net earnings (loss) per common share is calculated under the two-class method.

(3)	Special Items include the following:

	Three Months Ended March 31,
(In millions, except per share data)	2019	2018
Special Items:
Restructuring charges	$7.4	$8.6
Other restructuring associated costs	16.7	2.2
Foreign currency exchange loss due to highly inflationary economies	0.8	—
Charges related to acquisition and divestiture activity	3.7	10.8
Gain from class-action litigation settlement	—	(12.7)
Other Special Items(i)	7.4	0.2
Pre-tax impact of Special Items	36.0	9.1
Tax impact of Special Items and Tax Special Items(ii)	(8.1)	284.3
Net impact of Special Items	$27.9	$293.4
Weighted average number of common shares outstanding - Diluted	155.4	165.3
Loss per share impact from Special Items	$(0.18)	$(1.76)

(i)	Other Special Items for the three months ended March 31, 2019, primarily included fees related to professional services.

(ii)	Refer to Note 1 to the table below for a description of Special Items related to tax.

The calculation of the non-U.S. GAAP Adjusted income tax rate is as follows:

	Three Months Ended March 31,
(In millions)	2019	2018
U.S. GAAP Earnings before income tax provision from continuing operations	$94.7	$113.5
Pre-tax impact of special items	36.0	9.1
Non-U.S. GAAP Adjusted Earnings before income tax provision from continuing operations	$130.7	$122.6

U.S. GAAP Income tax provision from continuing operations	$30.4	$321.5
Tax Special Items(1)	(0.8)	(287.2)
Tax impact of Special Items	8.9	2.9
Non-U.S. GAAP Adjusted Income tax provision from continuing operations	$38.5	$37.2

U.S. GAAP Effective income tax rate	32.1%	283.3%
Non-U.S. GAAP Adjusted income tax rate	29.5%	30.3%

(1)
For the three months ended March 31, 2018, the Tax Special Items included $290 million of provisional tax expense for one-time tax on unrepatriated foreign earnings pursuant to the Tax Cut and Jobs Act ("TCJA")

Sealed Air Corporation
Supplemental Information(1)
Components of Change in Net Sales by Segment
(Unaudited)

	Three Months Ended March 31,
(In millions)	Food Care		Product Care		Total Company
2018 Net Sales	$696.3	61.6%	$434.7	38.4%	$1,131.0
Price	21.0	3.0%	4.1	0.9%	25.1	2.2%
Volume(2)	2.8	0.4%	(19.1)	(4.4)%	(16.3)	(1.4)%
Total organic change (non-U.S. GAAP)(3)	23.8	3.4%	(15.0)	(3.5)%	8.8	0.8%
Acquisitions	—	—%	25.7	5.9%	25.7	2.3%
Total constant dollar change (non-U.S. GAAP)(3)	23.8	3.4%	10.7	2.4%	34.5	3.1%
Foreign currency translation	(40.1)	(5.7)%	(12.7)	(2.9)%	(52.8)	(4.7)%
Total change (U.S. GAAP)	(16.3)	(2.3)%	(2.0)	(0.5)%	(18.3)	(1.6)%

2019 Net Sales	$680.0	61.1%	$432.7	38.9%	$1,112.7

(1)
The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly report on Form 10-Q with the Securities and Exchange Commission.

(2)	Our volume reported above includes the net impact of changes in unit volume as well as the period-to-period change in the mix of products sold.

(3)
Total organic change is a non-U.S. GAAP financial measure which excludes acquisition and divestiture activity and the impact of foreign currency translation. Total constant dollar change is a non-U.S. GAAP financial measure which excludes the impact of foreign currency translation. Since we are a U.S. domiciled company, we translate our foreign currency denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we consider the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

Sealed Air Corporation
Supplemental Information(1)
Components of Change in Net Sales by Region
(Unaudited)

	Three Months Ended March 31,
(In millions)	North America(2)		EMEA(2)		South America(2)		APAC(2)		Total
2018 Net Sales	$639.0	56.5%	$257.9	22.8%	$59.0	5.2%	$175.1	15.5%	$1,131.0
Price	8.7	1.4%	1.5	0.6%	14.8	25.1%	0.1	0.1%	25.1	2.2%
Volume(3)	(13.8)	(2.2)%	(3.0)	(1.2)%	(0.1)	(0.1)%	0.6	0.3%	(16.3)	(1.4)%
Total organic change (non-U.S. GAAP)(4)	(5.1)	(0.8)%	(1.5)	(0.6)%	14.7	25.0%	0.7	0.4%	8.8	0.8%
Acquisitions	21.3	3.3%	—	—%	—	—%	4.4	2.5%	25.7	2.3%
Total constant dollar change (non-U.S. GAAP)(4)	16.2	2.5%	(1.5)	(0.6)%	14.7	25.0%	5.1	2.9%	34.5	3.1%
Foreign currency translation	(3.0)	(0.5)%	(20.6)	(8.0)%	(18.9)	(32.0)%	(10.3)	(5.9)%	(52.8)	(4.7)%
Total change (U.S. GAAP)	13.2	2.0%	(22.1)	(8.6)%	(4.2)	(7.0)%	(5.2)	(3.0)%	(18.3)	(1.6)%

2019 Net Sales	$652.2	58.6%	$235.8	21.2%	$54.8	4.9%	$169.9	15.3%	$1,112.7

(1)
The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)
As part of the Company's Reinvent SEE strategy, we have evaluated and made adjustments to our regional operating model. Effective January 1, 2019, our regions are: North America, EMEA, South America and APAC. Our North American operations includes Canada, the United States, Mexico and Central America. Mexico and Central America were previously included in Latin America. EMEA consists of Europe, Middle East, Africa and Turkey. APAC refers to our collective Asia Pacific region, including Greater China, India, Southeast Asia, Japan, Korea, Australia and New Zealand.

(3)	Our volume reported above includes the net impact of changes in unit volume as well as the period-to-period change in the mix of products sold.

(4)
Total organic change is a non-U.S. GAAP financial measure which excludes acquisition and divestiture activity and the impact of foreign currency translation. Total constant dollar change is a non-U.S. GAAP financial measure which excludes the impact of foreign currency translation. Since we are a U.S. domiciled company, we translate our foreign currency denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

Sealed Air Corporation
Supplemental Information(1)
Segment Information
Reconciliation of Net Earnings to Non-U.S. GAAP Total Company Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
(In millions)	2019	2018
Net Sales:
Food Care	$680.0	$696.3
As a % of Total Company net sales	61.1%	61.6%
Product Care	432.7	434.7
As a % of Total Company net sales	38.9%	38.4%
Total Company Net Sales	$1,112.7	$1,131.0

	Three Months Ended March 31,
(In millions)	2019	2018
Adjusted EBITDA from continuing operations:
Food Care	$142.9	$134.7
Adjusted EBITDA Margin	21.0%	19.3%
Product Care	75.0	78.4
Adjusted EBITDA Margin	17.3%	18.0%
Corporate	(2.1)	(8.3)
Non-U.S. GAAP Total Company Adjusted EBITDA from continuing operations	$215.8	$204.8
Adjusted EBITDA Margin	19.4%	18.1%

	Three Months Ended March 31,
(In millions)	2019	2018
U.S. GAAP Net earnings (loss) from continuing operations	$64.3	$(208.0)
Interest expense, net	44.9	42.0
Income tax provision	30.4	321.5
Depreciation and amortization(2)	41.1	40.4
Depreciation and amortization adjustments	(0.9)	(0.2)
Special Items:
Restructuring charges(3)	7.4	8.6
Other restructuring associated costs	16.7	2.2
Foreign currency exchange loss due to highly inflationary economies	0.8	—
Charges related to acquisition and divestiture activity	3.7	10.8
Gain from class-action litigation settlement	—	(12.7)
Other Special Items(4)	7.4	0.2
Pre-tax impact of Special items	36.0	9.1
Non-U.S. GAAP Total Company Adjusted EBITDA from continuing operations	$215.8	$204.8

(1)
The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)	The depreciation and amortization previously reclassified to the Corporate segment has been allocated to the divisions. Depreciation and amortization by segment are as follows:

	Three Months Ended March 31,
(In millions)	2019	2018
Food Care	$26.2	$26.9
Product Care	14.9	13.5
Total Company depreciation and amortization(i)	$41.1	$40.4

(i)	Includes share-based incentive compensation of $8.4 million and $7.6 million for the three months ended March 31, 2019 and 2018, respectively.

(3)	Restructuring charges by segment is as follows:

	Three Months Ended March 31,
(In millions)	2019	2018
Food Care	$3.8	$4.6
Product Care	3.6	4.0
Total Company restructuring charges	$7.4	$8.6

(4)	Other Special Items for the three months ended March 31, 2019, primarily included fees related to professional services.